Exhibit 99.1

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

CONTACT:
THE MANAGEMENT NETWORK GROUP, INC.  OR      BRAINERD COMMUNICATORS
Katie Templin                               Brian Schaffer (Investors)
Katie.Templin@tmng.com                      schaffer@braincomm.com
800.876.5329                                Ray Yeung (Media)
                                            yeung@braincomm.com
                                            212.986.6667



              TMNG REPORTS 2003 FOURTH QUARTER AND YEAR-END RESULTS



OVERLAND PARK, KS - FEBRUARY 12, 2004 -- The Management Network Group, Inc. (Nasdaq: TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2003 fourth quarter (a fourteen week quarter) and year ended January 3, 2004.

Revenue in the fourth quarter of 2003 was $6.4 million, compared with $4.7 million in the third quarter and $8.6 million in the fourth quarter of 2002. During the quarter, gross margin was 51.6%, compared with 46.8% in the third quarter and 48.1% in the fourth quarter of 2002. Pre-tax loss for the quarter was $2.4 million, compared with a pre-tax loss of $27.6 million in the fourth quarter of 2002. Net loss for the quarter was $15.1 million, or $0.45 per diluted share, compared with a net loss of $18.1 million, or $0.54 per diluted share in last year's fourth quarter.

During the fourth quarter of 2003, the company recorded a charge of $13.4 million attributable to increasing the valuation allowance related to its deferred income tax assets. The charge was recorded in connection with the provisions of FAS 109 "Accounting for Income Taxes", which governs the measurement of deferred tax assets. In the fourth quarter of 2002, the company recorded a goodwill impairment charge of approximately $16.6 million, net of tax benefit. Pro forma non-GAAP pre-tax loss (defined as GAAP loss before income taxes and change in accounting principle as reported in the unaudited condensed consolidated statements of operations plus equity-related charges, intangibles amortization and intangible asset impairment, all in accordance with GAAP) was consistent at $1.1 million and $1.2 million for the fourth quarters of 2003 and 2002, respectively.

Revenue for the year ended January 3, 2004 totaled $23.5 million, compared with $34.6 million in 2002. Gross margin in 2003 was 49.4% compared with 49.2% in 2002. Pre-tax loss for the year was $29.3 million compared with a pre-tax loss of $34.4 million in 2002. Net loss for the year was $37.7 million, or $1.13 per diluted share, compared with a net loss of $23.4 million, or $0.71 per diluted share in 2002. The results for 2003 and 2002 include the above mentioned deferred tax asset valuation allowance and goodwill impairment charges. Pro forma non-GAAP pre-tax loss was $7.4 million compared to a loss of $5.3 million a year ago.

Despite the difficult year the company ended 2003 with a cash position of $52.9 million, compared with $53.8 million at the end of 2002. The company continues to have virtually no long-term debt, stockholders' equity of $78.0 million, and working capital of approximately $57.2 million. As previously projected, the company was able to improve its negative year-to-date cash flow from operations by $3.3 million in the fourth quarter.

"Given the difficult telecom operating environment and its obvious impact on our results, we believe the fourth quarter nonetheless showed early signs of an improving economy and corresponding demand environment for consulting services," said Rich Nespola, Chairman and CEO. "This is evidenced by the fourth quarter revenue improvement of 36% over the prior quarter. During the year we executed effectively on key financial and strategic goals, including substantial reduction of SG&A and protection of our cash position, the successful building of our wireless practice, now our fastest growing practice area, and the full integration of our key consulting groups: strategy, marketing, business transformation and technology. TMNG enters 2004 with a comprehensive and differentiated management consulting offering to the communications industry. In addition, through investment and partnerships, we have improved our ability to provide managed services and consultative solutions directed toward the changing regulatory and competitive telecom landscape to facilitate new technology deployment, such as Voice over Internet Protocol (VoIP) and broadband wireless offerings."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2003 fourth quarter and year-end results. Investors can access the conference call via a live webcast on the Company's Web site, www.tmng.com, or by dialing 877-375-2162. A replay of the conference call will be archived on the Company's Web site for one week. Additionally, the archived call can be accessed by dialing 973-341-3080, pin number 4481829, through February 18, 2004.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, operational and technology consulting services to the global communications industry. With more than 500 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries - TMNG Strategy, TMNG Marketing, TMNG Technologies and TMNG Europe
- have served more than 600 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, Columbus, Dallas, San Diego, London, New York, San Francisco, Toronto, Utrecht and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at www.tmng.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S GOODS AND SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                     (Please see attached financial tables)


                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in thousands, except per share data)

                                                         Quarter Ended                        Year-to-Date
                                               January 3, 2004   December 28, 2002  January 3, 2004  December 28, 2002

    Revenues                                      $  6,359          $ 8,644           $23,476           $34,596

    Cost of services:
      Direct cost of services                        3,024             4,545            11,936            16,855
      Equity related charges (benefit)                  56               (61)              (57)              721
                                                  ---------          ---------        ----------         ---------
           Total                                     3,080             4,484            11,879            17,576

      Gross profit                                   3,279             4,160            11,597            17,019

      Operating expenses:
        Selling, general and administrative          4,372             5,269            18,290            21,104
        Goodwill and intangible asset impairment       542            25,165            19,484            25,165
        Depreciation and amortization                  672             1,526             3,197             3,834
        Equity related charges                         132                41               142               353
        Severance costs                                 59                                 349             1,920
                                                  ---------          ---------        ----------         ---------
           Total                                     5,777            32,001            41,462            52,376

      Loss from operations                          (2,498)          (27,841)          (29,865)          (35,357)

      Other income, net                                140               217               573               959
                                                  ---------          ---------        ----------         ---------
      Loss before income taxes and change in
        accounting periods                          (2,358)          (27,624)          (29,292)          (34,398)

      Income tax (provision) benefit               (12,761)            9,496            (8,448)           12,135
                                                  ---------          ---------        ----------         ---------

      Loss before change in accounting principle   (15,119)          (18,128)          (37,740)          (22,263)

      Change in accounting principle (net of tax)                                                         (1,140)
                                                  ---------          ---------        ----------         ---------

      Net loss                                    $(15,119)         $(18,128)         $(37,740)         $(23,403)
                                                  =========          =========        ==========         =========

      Loss per common share before change
       in accounting principle
          Basic and diluted                       $  (0.45)          $ (0.54)         $  (1.13)         $  (0.68)
                                                  =========          =========        ==========         =========
      Change in accounting principle
       per common share
          Basic and diluted                                                                               ($0.03)
                                                  =========          =========        ==========         =========
      Net loss per common share
          Basic and diluted                       $ ($0.45)          $ (0.54)         $  (1.13)           ($0.71)
                                                  =========          =========        ==========         =========
      Shares used in calculation
       of net loss per common share
          Basic and diluted                         33,546             33,329           33,446            32,734
                                                  =========          =========        ==========         =========



                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                    Unaudited
                                 (in thousands)

                ASSETS
                                                  January 3,        December 28,
                                                     2004               2002
    CURRENT ASSETS:
      Cash and cash equivalents                    $52,875            $53,786
      Receivables, net                               7,864              9,358
      Refundable and deferred income taxes           1,557              4,771
      Other assets                                     710              1,723
                                                  --------           --------
         Total current assets                       63,006             69,638

    GOODWILL                                        15,528             31,308

    INTANGIBLES, net                                 1,478              7,454

    DEFERRED TAXES. net                              4,584             14,272

    PROPERTY & EQUIPMENT, net                        1,558              2,285

    OTHER ASSETS                                       402                502
                                                  --------           --------

    TOTAL ASSETS                                  $ 86,556           $125,459
                                                  ========           ========

         LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Trade accounts payable                      $    635           $  1,170
      Accrued liabilities and other                  5,140              4,990
                                                  --------           --------
         Total current liabilities                   5,775              6,160

    NONCURRENT LIABILITIES                           2,828              3,573

    STOCKHOLDERS' EQUITY                            77,953            115,726
                                                  --------           --------

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                         $ 86,556           $125,459
                                                  ========           ========

           INFORMATION WITH RESPECT TO NON-GAAP FINANCIAL MEASURES

    The following table shows, for the non-GAAP financial measure used in the accompanying press release, the most directly comparable financial measure calculated and presented in accordance with GAAP.

      NON-GAAP FINANCIAL MEASURE      MOST DIRECTLY COMPARABLE FINANCIAL MEASURE

      Pro forma non-GAAP pre-tax loss               Pre-tax loss


  The following table contains a reconciliation of the difference between the non-GAAP financial measure described above and the most directly comparable financial measure calculated and presented in accordance with GAAP.



                       THE MANAGEMENT NETWORK GROUP, INC.
                  RECONCILIATION TO NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)
                                 (In thousands)

                                                        QUARTER ENDED                         YEAR-TO-DATE

                                               January 3, 2004   December 28, 2002  January 3, 2004   December 28, 2002

    RECONCILIATION TO PRO FORMA NON-GAAP NET LOSS
    GAAP Loss before income taxes and change
      in accounting principle (Pre-tax loss)     $  (2,358)        $  (27,624)       $  (29,292)       $  (34,398)
    Addback
        Goodwill and intangible asset impairment       542             25,165            19,484            25,165
        Equity related charges (benefit)               188                (20)               85             1,074
        Intangible amortization                        480              1,306             2,343             2,887
                                                 ----------        -----------       -----------       -----------
    Pro forma non-GAAP pre-tax loss              $  (1,148)        $   (1,173)       $   (7,380)       $   (5,272)
                                                 ==========        ===========       ===========       ===========

                                                       # # #

